SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AFL-CIO Housing Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)     Amount previously paid:

2)     Form, Schedule or Registration Statement No.:

3)     Filing Party:

4)     Date Filed:

[_____, 2017]

TO PARTICIPANTS, AFL-CIO HOUSING INVESTMENT TRUST

Enclosed is the Notice of a Special Meeting of Participants of the AFL-CIO Housing Investment Trust and a Proxy Statement describing the proposal to amend the Declaration of Trust to facilitate greater flexibility to invest in certain multifamily and debt investments and such other matters as may properly come up at the meeting.

Also enclosed is a proxy card for each Participant noting exact name in which those Units are registered. A Participant that does not wish to send a representative to the meeting should vote its Units by mail, Internet or facsimile, as described herein, as soon as possible beginning [_____, 2017].

Sincerely,

Stephen Coyle
Chief Executive Officer

Please Vote Promptly Commencing on [_____, 2017]

SC/mo

opeiu #2, afl-cio

Enclosures

AFL-CIO Housing Investment Trust

NOTICE OF A SPECIAL MEETING OF PARTICIPANTS

To Participants, AFL-CIO Housing Investment Trust:

Notice is hereby given that a Special Meeting of Participants (the “Meeting”) of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the “Trust”), a District of Columbia common law trust, will be held at the offices of the Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037 on [_____, 2017] at 11:00 a.m. for the following purposes:

1.	To approve amendments to Section 3.3 of the Declaration of Trust (“Declaration”) to facilitate greater flexibility for the Trust to invest in certain multifamily and debt investments. The changes also update certain provisions of the Declaration to remove references to ratings that are no longer available or utilized by nationally recognized statistical rating organizations or the market and to clarify the Trust’s ability to enter into financing arrangements with state and local housing finance agencies on terms and conditions that are consistent with the current types of securities being originated or guaranteed by such state and local agencies; and

2.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

[_____, 2017] as of the close of business has been fixed as the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. Accordingly, only Participants of record as of the close of business on that date are entitled to notice of and to vote at the Meeting or at any such adjournment.

By Order of the Board of Trustees

Stephen Coyle

Chief Executive Officer

Dated: [_____, 2017]

AFL-CIO HOUSING INVESTMENT TRUST

PROXY STATEMENT

[_____, 2017]

General Matters

This Proxy Statement and accompanying proxy card are being sent on [_____, 2017] in connection with the solicitation of proxies for use at a Special Meeting of Participants (the “Meeting”) of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the “Trust”) to be held at the offices of the Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037, on [_____, 2017], beginning at 11:00 a.m. and at any adjournment(s) thereof.

A copy of the Trust’s annual Report for the year ended December 31, 2016 including financial statements for the corresponding fiscal year, were previously mailed to each Participant entitled to vote at the Meeting. The Trust will furnish, without charge, a copy of the Annual Report for 2016 and the most recent Semi-Annual Report preceding the Annual Report to any Participant that requests one. Requests for reports should be made by placing a collect call to the Trust, at (202) 331-8055, and directing the call to the Marketing and Investor Relations Department. Written requests may be directed to the Director of Marketing, AFL-CIO Housing Investment Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037. Reports may also be accessed on the Trust’s website at www.aflcio-hit.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE PARTICIPANTS MEETING TO BE HELD ON [_____, 2017]:

The Proxy Statement, Proxy Card, Notice of Special Meeting of Participants, the related cover letter and a copy of the Trust’s two most recent Participant Reports are available at https://www.proxyonline.com using your proxy control number.

ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

At the Trust’s Special Meeting, Participants will act upon the matters outlined in the accompanying notice of Meeting, including (i) approval of amendments to Section 3.3 of the Declaration of Trust (“Declaration”) to facilitate greater flexibility for the Trust to invest in certain multifamily and debt investments. The changes also update certain provisions of the Declaration to remove references to ratings that are no longer available or utilized by nationally recognized statistical rating organizations or the market and to clarify the Trust’s ability to enter into financing arrangements with state and local housing finance agencies on terms and conditions that are consistent with the current types of securities being originated or guaranteed by such state and local agencies.

WHO IS ENTITLED TO VOTE?

[_____, 2017] as of the close of business is the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the

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“Record Date”). The Trust estimates that as of the Record Date there were [_____.___] Units of Participation of the Trust outstanding. Each Unit of Participation is entitled to one vote. No shares of any other class of securities were outstanding as of that date.

Only Participants of record on the Record Date, or their duly appointed proxies, will be entitled to vote at the Special Meeting. As of the Record Date, the Trustees and employees of the HIT as a group owned no Units of Participation of the Trust. As of the Record Date, no person was known by the HIT to own beneficially or of record 5% or more of Units of Participation of the HIT except as follows:

[_____].

Only Participants of record as of the close of business on the Record Date will be entitled to vote at the Meeting.

WHO CAN ATTEND THE MEETING?

All Participants as of the Record Date, or their duly appointed proxies, may attend the Meeting.

WHAT CONSTITUTES A QUORUM?

A quorum for the Meeting is the presence in person or by proxy of Participants holding a majority of Units outstanding as of the close of business on the Record Date. The Trust estimates that as of the Record Date, [_____.___] Units of Participation of the Trust were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of Units considered to be present at the Meeting.

HOW DO I VOTE?

By Mail: If the proxy card that is enclosed with this Proxy Statement is properly executed and returned, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy card will be voted in accordance with the Trustees’ recommendations set forth thereon.

By Facsimile: If the proxy card that is enclosed with this Proxy Statement is properly executed and returned via facsimile to (718) 765-8730, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy card will be voted in accordance with the Trustees’ recommendations set forth thereon.

By Internet: If the proxy card is properly voted through the Internet, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy card will be voted in accordance with the Trustees’ recommendations set forth thereon. Online voting through the Internet will commence on [_____, 2017].

To vote by proxy through the Internet:

1)	Use a web browser to go to www.proxyonline.com
2)	Enter the Control Number provided on your Proxy Card.

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* Please type the Control Number into the appropriate screen exactly as it is shown on your Proxy Card.

In Person: By attending the Meeting and voting your Units.

CAN I CHANGE MY VOTE AFTER GIVING A PROXY?

Yes. Any Participant giving a Proxy may revoke it at any time before it is exercised by giving written notice to the Trust bearing a date later than the date of the Proxy, by submission of a later dated Proxy, or by voting in person at the Meeting, which any Participant may do whether or not such Participant has previously given a Proxy.

WHAT ARE THE BOARD OF TRUSTEES’ RECOMMENDATIONS?

Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Trustees. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

●	FOR approval of amendments to Section 3.3 of the Declaration to facilitate greater flexibility for the Trust to invest in certain multifamily and debt investments. The changes also update certain provisions of the Declaration to remove references to ratings that are no longer available or utilized by nationally recognized statistical rating organizations or the market and to clarify the Trust’s ability to enter into financing arrangements with state and local housing finance agencies on terms and conditions that are consistent with the current types of securities being originated or guaranteed by such state and local agencies.

With respect to any other matter that properly comes before the Meeting or any adjournment or adjournments thereof, the proxy holders will vote as recommended by the Board of Trustees or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

The vote required for approval of a proposal will be an affirmative vote of a majority of the Units represented in person or by proxy at the Meeting. Each Unit is entitled to one vote. Abstentions will not be included in the calculation of the number of Units voted affirmatively for a proposal.

WHO IS MAKING THE SOLICITATION ON BEHALF OF THE TRUST?

The Proxy is being solicited by the Board of Trustees of the Trust through the mail. The cost of solicitation will be paid by the Trust. Further solicitation of proxies may be made by telephone or oral communication with some Participants following the original solicitation. Any such further solicitation will be made by Trustees or officers of the Trust who will not be compensated therefor. The date on which proxy materials were first mailed to Participants was [_____, 2017].

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APPROVAL OF AMENDMENTS TO DECLARATION OF TRUST

PROPOSAL I: TO APPROVE AMENDMENTS to Section 3.3 of the Declaration OF TRUST to facilitate greater flexibility for the Trust to INVEST In CERTAIN multifamily AND DEBT investments. The changes ALSO update certain provisions of the Declaration to remove references to ratings that are no longer available or utilized by NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATIONS or the market and to clarify the Trust’s ability to ENTER INTO financing ARRANGEMENTS with state and local housing finance agencies on terms and conditions THAT are consistent with the current types of securities being originated or guaranteed by such state and local agencies.

As proposed, the Declaration of Trust will be amended AS FOLLOWS:

●	Section 3.3(d)(i) shall be amended in relevant part as follows:

“(i)	Construction and/or permanent loans, or securities backed by construction and/or permanent loans, or interests in such loans or securities, provided that the total principal amount of investments made under this Section 3.3(d)(i) that are outstanding at the time of their acquisition shall not exceed 15 percent of the value of all of the Trust’s assets; and provided further that:

* * * * *

(B)	(i) such loans or securities have a rating of “A” or better by S&P (or a comparable rating by another nationally recognized statistical rating organization) at the time of acquisition by the Trust and are issued or guaranteed, as the case may be, by a state or local housing finance agency, or (ii) such loans or securities issued or guaranteed, as the case may be, by a state or local housing finance agency with a general obligation rating of “A” or better by S&P (or a comparable rating by another nationally recognized statistical rating organization) at the time of acquisition by the Trust, and are also in the case of investments under this clause (ii) only, (I) with full recourse (directly or by way of guaranty or indemnity) to such agency’s general credit and assets, or (II) secured by recourse to such assets of the agency or by such third party credit enhancement as to provide, in the judgment of management, protection comparable to a pledge of the agency’s general credit, or (III) backed by the “moral obligation” of the state in which such agency is located in the form of the state’s commitment to replenish any insufficiencies in the funds pledged to debt service on the obligations or similar commitment; or

* * * * *

(D)	[Intentionally omitted.]

(E)	[Intentionally omitted.]

(F)	such loans are made by any lender acceptable to the Trust and such securities, loans or the securities backed by such loans are fully collateralized or secured in a manner satisfactory to the Trust by:

(I)	cash placed in trust or in escrow with an independent third party satisfactory to the Trust on terms and conditions satisfactory to the Trust; or

(II)	a letter of credit, insurance or other guaranty from an entity satisfactory to the Trust which has a rating (at the time of the Trust’s acquisition of the related loan, securities or interests in such loans or securities) which is at least “A” or better from S&P (or a comparable rating by another nationally recognized statistical rating organization).”

●	Section 3.3(d)(iv)(A) shall be deleted in its entirety and replaced with the following:

“(A)	at the time of the Trust’s acquisition of such investment, such investment must be:

(I)	issued or guaranteed by a state or local housing finance agency designated “A” by S&P (or designated comparably by another nationally recognized statistical rating organization) with full recourse to the assets and credit of such agency (or in lieu of such full recourse, secured by such third party credit enhancement as to provide, in the judgment of management, security comparable to full recourse to the assets and credit of such agency); or

(II)	issued (with recourse) or guaranteed by a state or local agency which has a long term credit rating of “A” or better by S&P (or a comparable rating by another nationally recognized statistical rating organization) for a bridge loan with a term of longer than 12 months and a short-term rating of A-1 or better by S&P (or a comparable rating by another nationally recognized statistical rating organization) for a bridge loan with a term of less than 12 months; or

(III)	[Intentionally omitted];

(IV)	fully collateralized by a letter of credit or other guaranty by a bank or other financial entity with a credit rating of “A” or better by S&P (or a comparable rating by another nationally recognized statistical rating organization);”

●	Section 3.3(d)(v)(A) shall be amended so that that the words “a wholly-owned subsidiary” are deleted and replaced with the words “an affiliate”.

●	Section 3.3(h) shall be deleted in its entirety and replaced with the following:

“(h)	To invest up to 20 percent of the value of all of the Trust’s assets in any of the following instruments:

(i)          United States Treasury issues;

(ii)         Obligations which are either (a) issued or guaranteed by Fannie Mae, Freddie Mac or the Federal Home Loan Banks or (b) backed by Fannie Mae, Freddie Mac or the Federal Home Loan Banks and, at the time of their acquisition by the Trust, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

(iii)         Commercial mortgage backed securities (“CMBS”) that at the time of their acquisition by the Trust are rated in the highest rating category by at least one nationally recognized statistical rating organization;

provided, however, for purposes of clarity, no investment shall be included in the 20 percent cap on this Section 3.3(h) if the Trust may invest in such security in another section of this Declaration.”

DISCUSSION

State / Local Securities

The Trust’s investment strategy is to manage a portfolio with superior credit quality, higher yield, and similar interest rate risk to its benchmark by focusing on high credit quality securities. The Trust’s focus on construction-related multifamily securities, much of which it sources directly, has helped the Trust achieve competitive returns while producing the significant collateral benefits of affordable housing and union construction job creation. This strategy is both prudent and unique – differentiating the Trust from other fixed-income investments – but as the Trust’s asset base grows, so does its demand for investment securities.

The investment authorities granted to the Board of Trustees (the “Board”) in the Declaration of Trust (the “Declaration”) are designed, in part, to promote competitive investments within pre-determined risk parameters. To ensure the flexibility needed to execute its strategy and take advantage of investment opportunities, the investment authorities stated in the Declaration have been amended over time as the market environment has changed. As drafted, in order to address the Trust’s increased demand for product in the current market, the proposal would amend certain language in the Declaration to facilitate greater flexibility for the Trust to make certain multifamily investments in a constantly changing investment climate. The proposed changes to the Declaration are intended to allow the Trust to maintain its investment strategy by matching its investment authorities to the products the market currently offers. The Board believes these changes will position the Trust to remain competitive in the market.

In recent years, the market for high credit quality construction-related multifamily securities has become increasingly competitive at the same time that the Trust has continued to grow its assets under management. With FHA’s production volume remaining level and the relative absence of the GSEs in multifamily construction lending, Housing Finance Agency

(HFA) bonds have become an important component of the Trust’s multifamily origination strategy. HFAs have continued to adapt their products to respond to their financial capabilities and the demand for their capital. These changes have included modifying the structure of their bond issuances and the nature of the collateral offered for those issuances. The proposed changes to the Declaration will allow the Trust to remain competitive in the current HFA marketplace without changing its core investment requirements.

Specifically, the proposed changes give the Trust the ability to look to either the rating of the security or the rating of the issuer with its general obligation guarantee. The proposed changes also limit investments to 15% of the Trust’s total assets for state or local government/agency construction/permanent loans or securities rated A by S&P (or carrying an equivalent rating from another nationally recognized statistical rating organization).

This 15% limit would be a subset within the current 30% limitation in Section 3.3(d) of the Declaration, which would allow for the purchase of securities that are:

●	Supported by full faith and credit of an instrumentality with taxing authority;

●	Issuances with a rating of “A” or better by S&P or a comparable rating by another nationally recognized statistical rating organization; or

●	Securities guaranteed by a housing finance agency “A” or better by S&P or a comparable rating by another nationally recognized statistical rating organization; or

●	Supported by a guarantee or letter of credit from an “A” rated entity or insurance subject to specific criteria or collateralized by cash.

The proposed changes also update certain provisions of the Declaration to remove references to rating categories that are no longer available or utilized by nationally recognized statistical rating organizations or the market.

These changes will allow the Trust to stay current with financing structures available for investment. These revisions will benefit the Trust by affording it the opportunity to generate additional investment opportunities consistent with its mission, which the Trust believes will increase opportunities to generate competitive returns while creating union construction jobs and affordable housing.

The Board believes these changes will provide additional flexibility while maintaining the Trust’s high credit quality strategy.

Investment in Treasuries, GSE debt, and/or CMBS

The HIT proposes that the current 15% limit on investing in Treasuries, government-sponsored entity (“GSE”) debt, and AAA-rated Commercial Mortgage Backed Securities (“CMBS”) found in Section 3.3(h) of the Declaration be raised to 20%. Additionally, the HIT proposes to remove the current 10% sub-limitation for CMBS. Although the HIT currently holds only 2.3% of its portfolio in CMBS, this change would allow flexibility within this category. In the event that the GSEs are privatized or no longer issue mortgage-backed securities, the private label CMBS execution could once again become very important for multifamily loan investments. Prior to the mortgage crisis in 2008, many multifamily loans were sold into the CMBS execution and the GSEs purchased multifamily-directed CMBS.

Board Recommendation

On March 29, 2017, the Board approved the proposed changes in their entirety, subject to the approval of the requisite Participants, having determined that it was advisable and in the best interest of the Trust to make the proposed changes. Although no one factor was determinative, the Board concluded that the amendments to the Declaration would improve the ability of the Trust to: i) make investments in a manner which would be beneficial to the Trust; and, ii) successfully execute the HIT’s investment strategy generally consistent with its established risk profile. In making its recommendation, the Board also considered potential risks that could result from the adoption of the proposed changes. The Board concluded that the likely benefits outweigh potential risks.

THE BOARD OF TRUSTEES RECOMMENDS THAT PARTICIPANTS VOTE “FOR”

THe proposed amendmentS to the declaration of trust

set forth in proposal I

PROPOSALS FOR SPECIAL MEETING OF PARTICIPANTS

Participants who wish to make a proposal to be included in the Trust’s proxy statement and form of proxy for the Trust’s Annual Meeting of Participants (expected to be held in December 2017) must cause such proposal to be received by the Trust at its principal office not later than June 30, 2017.

OTHER MATTERS

The Trust currently has no independent investment adviser.

At the date of this Proxy Statement, the Trustees know of no other matters that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Units represented by such Proxy in accordance with their best judgment.

Participants who are unable to attend the Meeting in person are urged to forward their Proxies commencing on [_____, 2017]. A prompt response will be appreciated.

By Order of the Board of Trustees

STEPHEN COYLE
Chief Executive Officer

AFL-CIO

Housing Investment Trust

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY UNITS YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD
SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. BY INTERNET: Please go to https://www.proxyonline.com using your proxy control number found below

3. By FACSIMILE: Please sign, date and fax both sides of the proxy card to (718) 765-8730.

CONTROL NUMBER

AFL-CIO Housing Investment Trust

SPECIAL MEETING OF PARTICIPANTS TO BE HELD ON [_____, 2017]

The Units of Participation represented hereby will be voted in accordance with instructions contained in this Proxy.

The signer of this Proxy hereby ratifies and confirms all that said proxies or their substitutes or any of them may lawfully do so by virtue hereof. The signer hereby acknowledges receipt of the Notice of the 2017 Special Meeting of Participants to be held [_____, 2017] and the Proxy Statement dated [_____, 2017].

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [_____, 2017]: The proxy statement is available online at https://www.proxyonline.com

PLEASE NOTE THAT ALL VOTES MUST BE TIME-STAMPED OR POSTMARKED
BY MIDNIGHT ON [_____, 2017].

AFL-CIO Housing Investment Trust 2017 Special Meeting of Participants	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign exactly as your name appears on this proxy card. When units are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

The signer hereby appoints Erica Khatchadourian and Thalia B. Lankin and each of them with power to act without the other and with full power of substitution, as proxies for and on behalf of the undersigned, to vote all Units of Participation which the undersigned is entitled to vote at the Special Meeting of Participants of the AFL-CIO Housing Investment Trust (the “Trust” or the “HIT”) to be held [_____, 2017], and all adjournments thereof, with all the powers that the undersigned would possess if personally present and particularly (but without limiting the generality of the foregoing) to vote and act on the following:

PROPOSALS

		FOR	AGAINST	ABSTAIN

1.

To approve amendments to Section 3.3 of the Declaration of Trust (“Declaration”) to facilitate greater flexibility for the Trust to invest in certain multifamily and debt investments. The changes also update certain provisions of the Declaration to remove references to ratings that are no longer available or utilized by nationally recognized statistical rating organizations or the market and to clarify the Trust’s ability to enter into financing arrangements with state and local housing finance agencies on terms and conditions that are consistent with the current types of securities being originated or guaranteed by such state and local agencies.

		☐	☐	☐
2.	Upon such other matters as may properly come before the meeting.	☐	☐	☐

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

The Trustees recommend a vote FOR the above items. ANY PROXY RECEIVED AND NOT MARKED OTHERWISE WILL BE TREATED AS A VOTE FOR THE ITEMS.

THANK YOU FOR VOTING